Exhibit 99.3

A. O. SMITH CORPORATION

Pro Forma Condensed Consolidated Financial Statements

(Unaudited)

The following unaudited pro forma condensed consolidated balance sheet as of March 31, 2006, and the unaudited pro forma condensed consolidated statements of earnings for the year ended December 31, 2005 and for the three months ended March 31, 2006 (collectively, the Pro Forma Statements) were prepared to illustrate the estimated effects of the acquisition (the Acquisition) of all of the issued and outstanding shares of common stock of GSW Inc. (“GSW”) by A. O. Smith Corporation (the “Company”), as if the acquisition had occurred as of March 31, 2006 for the unaudited pro forma condensed consolidated balance sheet and as of the beginning of the respective periods presented for the unaudited pro forma condensed consolidated statements of earnings.

The Pro Forma Statements do not purport to represent what the Company’s results of operations would actually have been if the Acquisition in fact had occurred as of the beginning of the periods indicated, or to project the Company’s results of operations for any future date or period.

The pro forma adjustments are based upon available information and upon certain assumptions that the Company believes are reasonable. The Pro Forma Statements and accompanying notes should be read in conjunction with the historical consolidated financial statements of the Company, including the notes thereto, included in its Annual Report on Form 10-K for the year ended December 31, 2005.

The Acquisition will be accounted for using the purchase method of accounting. The total purchase price of $346.3 million will be allocated to the assets and liabilities of GSW based upon their respective fair values, with the remainder allocated to goodwill. For purposes of the Pro Forma Statements, such allocation has been made based upon valuations and other studies, which may be subject to adjustment. Accordingly, the allocation of purchase price included in the accompanying Pro Forma Statements is preliminary.

Unaudited Pro Forma Condensed Consolidated Balance Sheets

Reconciliation of Canadian GAAP to U.S. GAAP

March 31, 2006

(Dollars in Thousands)

	GSW Inc. Canadian GAAP (Cdn$)	U.S. GAAP Adjustments (Cdn$) (1)	GSW Inc. U.S. GAAP (Cdn$)	GSW Inc. U.S. GAAP US$ (2)
Assets
Current Assets

Cash and cash equivalents	$46,276	$—	$46,276	$39,620
Receivables	104,678	—	104,678	89,622
Inventories	52,926	—	52,926	45,313
Deferred income taxes	4,069	—	4,069	3,484
Other current assets	2,586	—	2,586	2,214

Total Current Assets	210,535	—	210,535	180,253

Property, plant & equipment	125,652	—	125,652	107,579
Less accumulated depreciation	(66,597)	—	(66,597)	(57,018)

Net property, plant and equipment	59,055	—	59,055	50,561
Marketable Securities	59,082	(1,539)	57,543	49,266
Other intangibles	—	1,389	1,389	1,189
Deferred income taxes	21,169	884	22,053	18,881

Total Assets	$349,841	$734	$350,575	$300,150

See accompanying notes to unaudited pro forma condensed consolidated balance sheets.

Unaudited Pro Forma Condensed Consolidated Balance Sheets

Reconciliation of Canadian GAAP to U.S. GAAP

March 31, 2006

(Dollars in Thousands)

	GSW Inc. Canadian GAAP (Cdn$)	U.S. GAAP Adjustments (Cdn$) (1)	GSW Inc. U.S. GAAP (Cdn$)	GSW Inc. U.S. GAAP US$ (2)
Liabilities & Stockholders’ Equity
Current Liabilities
Trade payables	$116,886	$—	$116,886	$100,074
Accrued payroll and benefits	—	—	—	—
Accrued liabilities	—	—	—	—
Product Warranty	10,267	—	10,267	8,790
Deferred Revenue	3,428	—	3,428	2,935
Income Taxes	5,316	(33)	5,283	4,523

Total Current Liabilities	135,897	(33)	135,864	116,322

Product Warranty	27,579	—	27,579	23,612
Other Liabilities	21,211	—	21,211	18,160
Pension Liability	4,031	3,715	7,746	6,632
Insurance Loss Reserve	31,161	—	31,161	26,679

Total Liabilities	219,879	3,682	223,561	191,405

Stockholders’ Equity
Class A Common Stock	442	—	442	368
Common Stock	1,725	—	1,725	1,435
Capital In Excess of Par Value	—	—	—	—
Retained earnings	136,455	3	136,458	113,430
Cumulative Translation Adjustment	(8,660)	8,660	—	—
Accumulated Other Comprehensive Loss	—	(11,611)	(11,611)	(6,488)

Total Stockholders’ Equity	129,962	(2,948)	127,014	108,745

Total Liabilities & Stockholders’ Equity	$349,841	$734	$350,575	$300,150

See accompanying notes to unaudited pro forma condensed consolidated balance sheets.

Notes to Reconciliation of Canadian GAAP to U.S. GAAP

(1)	Significant adjustments due to differences between Canadian GAAP and US GAAP consist of the following:

Marketable securities – Under Canadian GAAP, GSW recorded certain of its marketable securities at amortized costs. Premiums or discounts arising on acquisition of these marketable securities are amortized over the period to maturity. The carrying value of marketable securities is reduced to recognize a decline in value that is other than temporary. Under US GAAP, these marketable securities generally meet the definition of available for sale securities and are carried at fair value based on quoted market prices. Changes in unrealized gains or losses and any related income tax effects are recorded as other comprehensive income.

Other intangibles – US GAAP requires the excess of any unfunded accumulated benefit obligation (with certain other adjustments) to be reflected as an additional minimum pension liability in the consolidated balance sheet with an offsetting adjustment to intangible assets to the extent of unrecognized prior service costs, with the remainder recorded in other comprehensive income.

Deferred income taxes – Represents the applicable tax effect of the US GAAP adjustments.

Pension liability – US GAAP requires the excess of any unfunded accumulated benefit obligation (with certain other adjustments) to be reflected as an additional minimum pension liability in the consolidated balance sheet with an offsetting adjustment to intangible assets to the extent of unrecognized prior service costs, with the remainder recorded in other comprehensive income.

Cumulative translation adjustment – Canadian GAAP provides that the carrying values of assets and liabilities denominated in foreign currencies that are held by self-sustaining foreign operations are revalued at current exchange rates. Gains or losses arising from the translation are deferred in the cumulative translation adjustment account in shareholders equity. US GAAP requires that the change in the cumulative translation account be recorded in other comprehensive income.

Accumulated other comprehensive loss – Represents the net adjustment for (i) marketable securities, (ii) other intangibles, (iii) pension liability, and (iv) cumulative translation adjustment as described above as well as the applicable tax effect of those US GAAP adjustments.

(2)	Canadian dollars converted at a rate of $1.1680 Canadian to $1.00 US as of March 31, 2006.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

March 31, 2006

(Dollars in Thousands)

	Historical		Pro Forma Adjustments
	The Company	GSW Inc. U.S. GAAP US$	Reclass Building Products (held for sale)(1)	Other Adjustments		Pro Forma
Assets
Current Assets

Cash and cash equivalents	$37,332	$39,620	$—	$—		$76,952
Receivables	314,374	89,622	(5,149)	—		398,847
Inventories	241,833	45,313	(4,579)	—		282,567
Deferred income taxes	6,402	3,484	—	—		9,886
Other current assets	50,820	2,214	(413)	—		52,621
Current assets held for sale	—	—	13,647	—		13,647

Total Current Assets	650,761	180,253	3,506	—		834,520

Property, plant & equipment	795,687	50,561	(3,506)	14,979	(2)	857,721
Less accumulated depreciation	(442,681)	—	—	—		(442,681)

Net property, plant and equipment	353,006	50,561	(3,506)	14,979		415,040
Marketable Securities	—	49,266	—	—		49,266
Goodwill	313,024	—	—	155,453	(2)	468,477
Other intangibles	10,394	1,189	—	91,323	(2)	102,906
Deferred income taxes	3,099	18,881	—	(21,980	)(2)	—
Other assets	34,304	—	—	—		34,304

Total Assets	$1,364,588	$300,150	$—	$239,775		$1,904,513

See accompanying notes to unaudited pro forma condensed consolidated balance sheets.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

March 31, 2006

(Dollars in Thousands)

	Historical		Pro Forma Adjustments
	The Company	GSW Inc. U.S. GAAP US$	Reclass Building Products (held for sale)(1)	Other Adjustments		Pro Forma
Liabilities & Stockholders’ Equity
Current Liabilities
Short term debt	$—	$—	$—	$—		$—
Trade payables	235,786	100,074	(9,032)	—		326,828
Accrued payroll and benefits	28,469	—	—	—		28,469
Accrued liabilities	41,550	—	—	—		41,550
Product Warranty	17,590	8,790	—	—		26,380
Deferred Revenue	—	2,935	—	—		2,935
Income Taxes	2,012	4,523	—	—		6,535
Long-Term Debt Due Within One Year	6,916	—	—	—		6,916
Current Liabilities Held For Sale	—	—	9,105	—		9,105

Total Current Liabilities	332,323	116,322	73	—		448,718

Long Term Debt	191,486	—	—	346,272	(3)	537,758
Product Warranty	35,380	23,612	(73)	—		58,919
Other Liabilities	63,467	18,160	—	—		81,627
Deferred Income Taxes	—	—	—	2,248	(2)	2,248
Pension Liability	110,296	6,632	—	—		116,928
Insurance Loss Reserve	—	26,679	—	—		26,679

Total Liabilities	732,952	191,405	—	348,520		1,272,877

Stockholders’ Equity
Class A Common Stock	42,480	368	—	(368	)(4)	42,480
Common Stock	24,054	1,435	—	(1,435	)(4)	24,054
Capital In Excess of Par Value	71,672	—	—	—		71,672
Retained earnings	686,607	113,430	—	(113,430	)(4)	686,607
Accumulated Other Comprehensive Loss	(130,883)	(6,488)	—	6,488	(4)	(130,883)
Unearned Compensation	(4,068)	—	—	—		(4,068)
Common Treasury Stock	(58,226)	—	—	—		(58,226)

Total Stockholders’ Equity	631,636	108,745	—	(108,745)		631,636

Total Liabilities & Stockholders’ Equity	$1,364,588	$300,150	$—	$239,775		$1,904,513

See accompanying notes to unaudited pro forma condensed consolidated balance sheets.

Notes to Unaudited Pro Forma Condensed Balance Sheet

(Dollars in Thousands)

(1)	The Company intends to sell the GSW Building Products business within one year after acquisition and therefore has classified this operation as current assets and liabilities held for sale in the balance sheet.

(2)	The total estimated consideration as shown in the table below is allocated to the tangible and intangible assets and liabilities of GSW Inc. as if the transaction had occurred on March 31,2006. The preliminary estimated purchase price and allocation thereof is as follows:

March 31, 2006
Cash purchase price paid	$339,272
Acquisition related costs	7,000

Total acquisition cost	$346,272

Preliminary allocation of purchase price:

Adjustments to reflect assets and liabilities at fair value*

March 31, 2006
Identifiable intangible assets	$91,323
Goodwill	155,453
Fixed asset appraisal adjustment	14,979
Net book value of assets acquired	108,745
Deferred Tax Adjustment	(24,228)

$346,272

*	A final determination of the fair values and useful lives of the assets acquired may differ from the preliminary valuation results. Any final adjustments may change the allocation of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed financial data.

(3)	Represents borrowing under various credit facilities to fund the purchase price.

(4)	Reflects the elimination of the following elements of GSW Inc.’s Stockholders’ Equity:

        Class A Common Stock

        Common Stock

        Retained Earnings

        Accumulated Comprehensive Loss

Unaudited Pro Forma Condensed Consolidated Statement of Earnings

Reconciliation of Canadian GAAP to U.S. GAAP

Year ended December 31, 2005

(Dollars in Thousands, Except Per Share Amounts)

	GSW Inc. Canadian GAAP (Cdn$)	US GAAP Adjustments (Cdn$)(1)	GSW Inc. U.S. GAAP (Cdn$)	GSW Inc. U.S. GAAP US$(2)	Reclassifications to A. O. Smith Presentation US$(3)	GSW Inc. US GAAP A. O. Smith Presentation US$
Sales (a, b, c)	$625,490	$—	$625,490	$516,251	$(7,222)	$509,029
Cost of Goods Sold (b, c, d, e, f, h)	556,952	—	556,952	459,683	(59,649)	400,034
Amortization (d)	8,652	—	8,652	7,141	(7,141)	—
Interest Expense (g)	628	—	628	518	(518)	—
Interest Income (i)	(334)	—	(334)	(276)	276	—

Gross Profit	59,592	—	59,952	49,185	59,810	108,995

Selling, General & Administrative (a, d, e, f)	—	228	228	188	58,708	58,896
Interest Expense	—	—	—	—	518	518
Unusual Gain (h)	(1,042)	—	(1,042)	(860)	860	—
Gain on disposition of Camco Inc. (i)	(986)	—	(986)	(814)	814	—
Foreign exchange loss (i)	540	—	540	446	(446)	—
Other (Income) Expense, net (i)	—	—	—	—	(644)	(644)

	61,080	(228)	60,852	50,225	—	50,225
Provision for Income Taxes	16,072	(34)	16,038	13,237	—	13,237

Earnings from Continuing Operations	45,008	(194)	44,814	36,988	—	36,988

Discontinued	—	—	—	—	—	—

Net Earnings	45,008	(194)	44,814	36,988	—	36,988
Retained earnings, beginning of period	86,678	160	86,838	72,245	—	72,245
Dividend	(684)	—	(684)	(558)	—	(558)

Retained earnings, end of period	$131,002	$(34)	$130,968	$108,675	$—	$108,675

Earnings per share	$13.15	$(0.06)	$13.09	$10.81	$—	$10.81
Weighted average shares outstanding	3,422,329	3,422,329	3,422,329	3,422,329	3,422,329	3,422,329

See accompanying notes to unaudited pro forma condensed consolidated statements of earnings.

Unaudited Pro Forma Condensed Consolidated Statement of Earnings

Reconciliation of Canadian GAAP to U.S. GAAP

Three months ended March 31, 2006

(Dollars in Thousands, Except Per Share Amounts)

	GSW Inc. Canadian GAAP (Cdn$)	U.S. GAAP Adjustments (Cdn$)(1)	GSW Inc. U.S. GAAP (Cdn$)	GSW Inc. U.S. GAAP US$(2)	Reclassifications to A. O. Smith Presentation US$(3)	GSW Inc. U.S. GAAP A. O. Smith Presentation US$
Sales (a, b, c)	$158,551	$—	$158,551	$137,357	$(1,839)	$135,518
Cost of Goods Sold (b, c, d, e, f)	148,200	—	148,200	128,390	(22,749)	105,641
Amortization (d)	2,200	—	2,200	1,906	(1,906)	—
Interest Expense (g)	—	—	—	—	—	—
Interest Income (i)	(385)	—	(385)	(334)	334	—

Gross Profit	8,536	—	8,536	7,395	22,482	29,877

Selling, General & Administrative (a, d, e, f)	—	(38)	(38)	(33)	22,816	22,783
Interest Expense	—	—	—	—	—	—
Unusual Gain (h)	—	—	—	—	—	—
Gain on disposition of Camco Inc. (i)	—	—	—	—	—	—
Foreign exchange loss (i)	3	—	3	3	(3)	—
Other (Income) Expense, net	—	—	—	—	(331)	(331)

	8,533	38	8,571	7,425	—	7,425
Provision for Income Taxes	3,080	1	3,081	2,669	—	2,669

Earnings from Continuing Operations	5,453	37	5,490	4,756	—	4,756

Discontinued	—	—	—	—	—	—

Net Earnings	5,453	37	5,490	4,756	—	4,756
Retained earnings, beginning of period	131,002	(34)	130,968	108,674	—	108,674
Dividend	—	—	—	—	—	—

Retained earnings, end of period	$136,455	$3	$136,458	113,430	$—	$113,430

Earnings per share	$1.59	$0.01	$1.60	$1.39	$—	$1.39
Weighted average shares outstanding	3,422,329	3,422,329	3,422,329	3,422,329	3,422,329	3,422,329

See accompanying notes to unaudited pro forma condensed consolidated statements of earnings.

Notes to Reconciliation of Canadian GAAP to U.S. GAAP

(Dollars in Thousands)

Increase (Decrease) to Net Earnings

(1)	Adjust marketable securities from amortized cost to fair market value as required under US GAAP as follows:

	Year ended December 31, 2005 (Cdn$)	Three months ended March 31,2006 (Cdn$)
Pretax adjustment for period ended	228	(38)
Tax impact at effective tax rate for Barbados	(34)	1
After tax adjustment to beginning retained earnings	160	(34)

(2)	Canadian dollars converted at a rate of $1.2116 Canadian to $1.00 US for the year ended December 31, 2005 and at a rate of $1.1543 Canadian to $1.00 US for the three months ended March 31, 2006.

(3)	Reclassification of GSW Inc. expenses to conform to the Company’s presentation:

(a)	Co-op advertising and customer advertising subsidies incurred by GSW have been reclassified from a reduction of Net Sales to Selling, General & Administrative (“SG&A”) expense.

	Year ended December 31, 2005 (US$)	Three months ended March 31, 2006 (US$)
Net Sales	3,628	884
SG&A	(3,628)	(884)

(b)	Freight billed to customer by GSW Inc. has been reclassified from a reduction of Cost of Goods Sold (“COGS”) to Net Sales.

	Year ended December 31, 2005 (US$)	Three months ended March 31, 2006 (US$)
COGS	(505)	(188)
Net Sales	505	188

(c)	Shipment of replacement product by GSW Inc. for returned water heaters that were recorded as a direct charge to COGS and included in Net Sales has been reversed.

	Year ended December 31, 2005 (US$)	Three months ended March 31, 2006 (US$)
COGS	11,355	2,911
Net Sales	(11,355)	(2,911)

Notes to Reconciliation of Canadian GAAP to U.S. GAAP

(Dollars in Thousands)

Increase (Decrease) to Net Earnings

(d)	Depreciation expense has been reclassified from the Amortization line to COGS and SG&A.

	Year ended December 31, 2005 (US$)	Three months ended March 31, 2006 (US$)
Amortization	7,141	1,906
COGS	(5,178)	(1,509)
SG&A	(1,963)	(397)

(e)	Warehousing expense incurred by GSW Inc. has been reclassified from COGS to SG&A.

	Year ended December 31, 2005 (US$)	Three months ended March 31, 2006 (US$)
COGS	5,238	1,448
SG&A	(5,238)	(1,448)

(f)	SG&A costs included in the Cost of Goods Sold, Selling and Administrative line have been segregated in the SG&A line.

	Year ended December 31, 2005 (US$)	Three months ended March 31, 2006 (US$)
COGS	47,879	20,087
SG&A	(47,879)	(20,087)

(g)	Interest expense has been reclassified to be excluded from gross profit.

(h)	Unusual gain (reversal of product warranty reserve) has been reclassified to COGS.

	Year ended December 31, 2005 (US$)	Three months ended March 31, 2006 (US$)
COGS	860	N/A
Unusual Gain	(860)	N/A

(i)	Gain on disposition of Camco Inc., Foreign exchange loss and interest income have been reclassified to Other (income) expense – net.

Unaudited Pro Forma Condensed Consolidated

Statement of Earnings

Year ended December 31, 2005

(Dollars in Thousands, Except Per Share Amounts)

	Historical		Pro Forma Adjustments
	The Company	GSW Inc. U.S.GAAP US$	Reclass Building Products (held for sale)(1)	Other Adjustments		Pro Forma
Net sales	$1,689,217	$509,029	$(30,933)	$—		$2,167,313
Cost of Goods Sold	1,337,306	400,034	(21,622)	1,948	(2)	1,717,666

Gross profit	351,911	108,995	(9,311)	(1,948	)(2)	449,647

Selling, general, and administrative expenses	251,763	58,896	(6,399)	413	(2)	304,673
Interest expense	12,983	518	(677)	12,870	(3)	25,694
Restructuring & Other Charges	16,574	—	—	—		16,574
Unusual Gain	—	—	—	—		—
Gain on disposition of Camco Inc.	—	—	—	—		—
Foreign exchange loss	—	—	—	—		—
Other (income) expense, net	1,878	(644)	(194)	4,268	(2),(4)	5,308

	68,713	50,225	(2,041)	(19,499)		97,398
Provision for (benefit from) income taxes	22,200	13,237	(666)	(1,958	)(5)	32,813

Earnings from Continuing Operations	46,513	36,988	(1,375)	(17,541)		64,585

Discontinued	—	—	1,375	—		1,375

Net Earnings	$46,513	$36,988	$—	$(17,541)		$65,960

Basic Earnings per Share of Common Stock
Continued Operations	$1.57					$2.17
Discontinued Operations	—					0.05

Net Earnings	$1.57					$2.22

Diluted Earnings per Share of Common Stock
Continued Operations	$1.54					$2.13
Discontinued Operations	—					0.05

Net Earnings	$1.54					$2.18

See accompanying notes to unaudited pro forma condensed consolidated statements of earnings.

Unaudited Pro Forma Condensed Consolidated

Statement of Earnings

Three Months ended March 31, 2006

(Dollars in Thousands, Except Per Share Amounts)

	Historical		Pro Forma Adjustments
	The Company	GSW Inc. U.S. GAAP US$	Reclass Building Products (held for sale)(1)	Other Adjustments		Pro Forma
Net sales	$459,218	$135,518	$(6,059)	$—		$588,677
Cost of Goods Sold	360,280	105,641	(4,561)	201	(2)	461,561

Gross profit	98,938	29,877	(1,498)	(201)		127,116

Selling, general, and administrative expenses	68,457	22,783	(1,849)	(3,765	)(2)	85,626
Interest expense	2,969	—	(139)	4,343	(3)	7,173
Restructuring & Other Charges	1,543	—	—	—		1,543
Unusual Gain	—	—	—	—		—
Gain on disposition of Camco Inc.	—	—	—	—		—
Foreign exchange loss	—	—	—	—		—

Other (income) expense, net	4,406	(331)	(83)	863	(4)	4,855

	21,563	7,425	573	(1,642)		27,919
Provision for (benefit from) income taxes	6,038	2,669	221	(538	)(5)	8,390

Earnings from Continuing Operations	15,525	4,756	352	(1,104)		19,529

Discontinued	—	—	(352)	—		(352)

Net Earnings	$15,525	$4,756	$—	$(1,104)		$19,177

Basic Earnings per Share of Common Stock
Continued Operations	$0.51					$0.64
Discontinued Operations	—					(0.01)

Net Earnings	$0.51					$0.63

Diluted Earnings per Share of Common Stock
Continued Operations	$0.50					$0.63
Discontinued Operations	—					(0.01)

Net Earnings	$0.50					$0.62

See accompanying notes to unaudited pro forma condensed consolidated statements of earnings.

Notes to Unaudited Pro Forma Condensed Consolidated Statements of Earnings

(Dollars in Thousands)

(1)	The Company intends to sell the GSW Building Products business within one year after acquisition and therefore has classified this operation as a discontinued business in the Statement of Earnings.

(2)	Represents adjustments to net sales, cost of products sold and selling, general and administrative expenses which are comprised of the following:

	Year ended December 31, 2005	Three months ended March 31, 2006
Depreciation of property, plant and equipment (a)
Cost of products sold	$6,266	$1,710
Selling, general and administrative expenses	2,376	450
Elimination of historical depreciation of property, plant and equipment
Cost of products sold	(5,178)	(1,509)
Selling, general and administrative expenses	(1,963)	(397)
Elimination of certain items that will not be incurred in the future (b)
Cost of products sold	860	—
Other Income	814	—
Selling, general and administrative expenses	—	(3,818)

(a)	The valuation of property, plant and equipment is based on third-party appraisal of the fair value of such assets. Depreciation is computed over the remaining estimated useful lives of the respective assets. The lives of the assets acquired have been adjusted to reflect the estimated remaining useful lives.
(b)	In 2002, GSW Inc. established a provision for inspection and service for one type of water heater sold in the mid 1990’s. In 2005, GSW reviewed the costs charged to this provision and determined that a portion of this provision would not be disbursed and recognized $860 of income related to the adjustment.

In 2005, GSW Inc. tendered all of the shares held in Camco Inc. and recorded a pretax gain of $814.

In the first quarter of 2006, GSW Inc. recorded $3,818 of long-term incentive expense. This provision was a direct result of a change in ownership clause in the incentive formula and was based on the stock price.

(3)	Represents incremental interest expense based upon the pro forma debt of the Company following the Acquisition, at the average interest rates of approximately 3.72% and 5.02% for the 12 months ended December 31, 2005, and the three months ended March 31, 2006, respectively, as if the Acquisition had been consummated as of the beginning of the periods presented.

Notes to Unaudited Pro Forma Condensed Consolidated Statements of Earnings

(Dollars in Thousands)

(4)	Approximately $91.3 million of the purchase price has been allocated to identifiable intangible assets of which $40.8 million was assigned to trademarks that are not subject to amortization. The amortization of the remaining intangible assets is based on lives which range from 10 to 25 years and results in amortization expense of $3,454 and $863 for the year ended December 31, 2005 and the three months ended March 31, 2006, respectively.

(5)	Represents adjustment to the provision for income taxes on a pro forma basis to reflect the expected GSW Inc. effective tax rate of 37%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. O. SMITH CORPORATION

By:	/s/ Terry M. Murphy
Terry M. Murphy
Executive Vice President and
Chief Financial Officer

Date: June 20, 2006